SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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SWS Group, Inc.

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SWS GROUP, INC.

Notice of Annual Meeting
and Proxy Statement

October 7, 2002

Dear Stockholder:

This year’s annual stockholders’ meeting will be held in the Century Room of the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75201 at noon, Central time, on Wednesday, November 6, 2002. Lunch will be served.

The enclosed materials include the notice of annual meeting, the proxy statement describing the business to be transacted at the meeting and a proxy card for you to complete and return to us.

We will be reporting on the company’s activities, and you will have an opportunity to ask questions about our operations. We hope you are planning to attend the annual meeting personally, and we look forward to seeing you. However, it is important that your shares be represented at the annual meeting whether or not you are able to attend in person. Accordingly, please return the enclosed proxy card as soon as possible to ensure your shares are represented. If you do attend the annual meeting, you may, of course, withdraw your proxy if you want to vote in person.

On behalf of our Board of Directors and our management, we would like to thank you for your continued support and confidence.

Sincerely yours,

by:	/s/ Don A. Buchholz	by:	/s/ Donald W. Hultgren

	Don A. Buchholz Chairman of the Board		Donald W. Hultgren Chief Executive Officer

Enclosure

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 6, 2002

We will hold this year’s annual stockholders’ meeting on Wednesday, November 6, 2002, at noon Central time in the Century Room of the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75201.

At the meeting, we will ask you to consider and vote on the following proposals:

1.	To elect eight directors to serve until our next annual meeting or until their successors are elected and qualified,

2.	To consider and vote on a stockholder proposal regarding the expensing of executive compensation, including executive stock options, and

3.	To consider and vote on any other business that is properly brought before the meeting and any adjournments thereof.

If you were a stockholder at the close of business on September 27, 2002, you are entitled to receive notice of, and to vote at, the annual meeting and any adjournments thereof.

It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. If you attend the annual meeting, you may revoke your proxy and vote in person. To help us prepare for your attendance at the annual meeting, we ask that you indicate on your proxy card whether you plan to attend the meeting and luncheon.

By Order of the Board of Directors,

/s/ Allen R. Tubb
Allen R. Tubb Vice President, General Counsel and Secretary

Dallas, Texas
October 7, 2002

SWS GROUP, INC.
1201 Elm Street, Suite 3500
Dallas, Texas 75270

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 6, 2002

We are providing this notice of the annual meeting, proxy statement and proxy card to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our 2002 Annual Meeting of Stockholders to be held in the Century Room of the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75201 on Wednesday, November 6, 2002 at noon Central time and at any adjournments or postponements thereof.

On or about October 7, 2002, we will begin mailing the proxy materials to everyone who was a stockholder of record on September 27, 2002. If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

At the annual meeting, our stockholders will be asked to consider and vote on the following: (i) the election of eight directors to serve until the next annual meeting or until their successors are duly elected and qualified; (ii) a stockholder proposal regarding the expensing of executive compensation, including executive stock options; and (iii) any other business properly brought before the annual meeting or any adjournment thereof.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities
All stockholders of record at the close of business on September 27, 2002 are entitled to vote on matters presented at the annual meeting or any adjournments thereof. At the close of business on September 27, 2002, there were 17,017,088 shares of our common stock issued and outstanding and entitled to vote.

The holders of a majority of the shares of our common stock entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum to transact business at the meeting and to act on matters specified in the notice. If we do not have a majority present in person or by proxy, we will adjourn or reschedule the annual meeting.

Under our articles of incorporation, for each share of our common stock that you owned at the close of business on September 27, 2002, you are entitled to one vote on all matters brought before the meeting or any adjournment thereof.

Election of Directors
Votes may be cast in favor of, or withheld from, a director nominee. Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote.

Assuming a quorum is present, nominees must receive the affirmative vote of a plurality of the votes cast in order to be elected director. A plurality means receiving the largest number of votes regardless of whether that is a majority.

In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

Stockholder Proposals and Other Matters
The stockholder proposal regarding the expensing of executive compensation, including executive stock options, will be determined by the affirmative vote of a majority of our common stock represented at the annual meeting and entitled to vote, assuming a quorum is present. The same vote is generally required for action on any other matters that may properly come before the annual meeting.

Stockholder Voting
In addition to voting at the annual meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed envelope.

Please understand that voting by means of the proxy card has the effect of appointing Don A. Buchholz, our Chairman, and Donald W. Hultgren, our Chief Executive Officer, as your proxies. They are required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Buchholz and Hultgren will be authorized to use their discretion to vote such issues on your behalf.

We encourage you to complete and submit the proxy card even if you plan to attend the annual meeting in person. If your shares are in a brokerage account, you may receive different instructions from your broker.

Abstentions
Any stockholder who is present at the annual meeting, either in person or by proxy, but who abstains from voting, will still be counted for purpose of determining whether a quorum exists. An abstention will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares entitled to vote at the annual meeting. An abstention will not be counted as an affirmative or negative vote in the election of the directors. With respect to all other matters, an abstention would have the same affect as a vote against the proposal.

If you sign your proxy card but do not specify how you want to vote on a proposal, your shares will be voted in accordance with the recommendations of the Board of Directors.

Broker “Non-Votes”
If your shares are in a brokerage account and you do not vote, your brokerage firm could (1) vote your shares, if permitted by applicable rules, or (2) leave your shares unvoted. Under applicable rules, brokers who hold shares in street name have the authority to vote routine matters, such as the election of directors, as recommended by the Board, if they do not receive contrary voting instructions from the beneficial owners. However, brokers do not have the authority to vote on non-routine matters requiring approval of a majority of the shares present and entitled to vote, unless they have received voting instructions from the beneficial owners.

Such broker non-votes are considered present and are counted in determining the existence of a quorum, but will not be counted in determining the number of votes cast for a proposal. Therefore, broker non-votes will not impact the outcome of the vote on the stockholder proposal regarding the expensing of executive compensation.

Revocability of Proxies
You may revoke your proxy at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Allen Tubb, at 1201 Elm Street, Suite 3500, Dallas, Texas 75270. You may also come to the annual meeting and change your vote in writing. Merely attending the annual meeting does not revoke your proxy.

Expenses
We will bear all expenses in connection with this solicitation, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxies and proxy statements to their principals. Proxies may be solicited by directors, officers and other employees, by telephone or otherwise, without additional compensation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common stock and will reimburse those brokerage firms, nominees, custodians and fiduciaries and our transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

OUR COMPANY

We are a full-service securities and banking firm delivering a broad range of investment and related financial services to our clients, which include individual and institutional investors, broker/dealers, corporations, governmental entities and financial intermediaries. Intermediaries include banks, other broker/dealers or independent registered representatives. Our activities in the securities business include execution and clearing of securities transactions, individual and institutional securities brokerage, securities lending, management of and participation in underwriting of equity and fixed income securities, market making in corporate securities and research and investment advisory services.

On June 28, 2002, we distributed our ownership interest in Westwood Holdings Group, Inc., previously part of our asset management operations, to our stockholders. Stockholders received one Westwood Holdings Group, Inc. common share for every four shares of our common stock that they owned. Following the spin-off, we continue to offer asset management services to cities, counties, schools and other local governments across Texas through a wholly owned subsidiary.

We also offer full-service, traditional banking, as well as Internet banking through our wholly owned banking subsidiary.

PROPOSAL ONE

ELECTION OF DIRECTORS

We will vote on the election of eight members of our Board of Directors at the annual meeting. Unless otherwise instructed, the proxy holders will vote their proxies for the eight nominees named below. Each person will serve as a director until the next annual meeting or until a successor has been elected and qualified.

Each of the persons nominated for election to our Board of Directors has agreed to stand for election, and, to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought. However, should any nominee become unable or unwilling to accept nomination or election, the proxies will be voted for a nominee designated by the present Board to fill the vacancy, unless the Board reduces the number of directors to eliminate the vacancy. At present, it is not anticipated that any nominee will be unable or unwilling to serve as a director.

Nominees for Director

Don Buchholz (age 73) 1
Mr. Buchholz is one of our founders. He has served as a Director and as Chairman of the Board since August 1991; Chief Executive Officer from December 2001 until August 2002 and from 1984 until July 1994; President from 1984 until August 1991; and Chairman of the Board of SWS Securities, Inc., our principal subsidiary (“SWS Securities”), from August 1993 to May 1996. Mr. Buchholz has been associated with SWS Securities in various executive capacities since its inception in 1972. Mr. Buchholz currently serves on the board of directors of U.S. Home Systems, Inc., a home remodeling and specialty home improvement company. He is a past director of the Securities Industry Association (“SIA”), past Chairman of the Executive Committee of the South Central District of the SIA, past member of the Boards of Governors of the NYSE and the National Association of Securities Dealers (“NASD”), and past President and Director of the Texas Stock and Bond Dealers Association.

Donald W. Hultgren (age 45)
Mr. Hultgren was elected Director and Chief Executive Officer in August 2002. Prior to his election, he served as Executive Vice President and Director of Capital Markets of SWS Securities from March 2000 to August 2002. From 1989 to 2000, Mr. Hultgren served in various capacities at Raymond James & Associates, including Managing Director in the Healthcare sector of Corporate Finance and Director of Research. He is a member of the Association of Investment Management and Research and member of the Advisory Committee for the University of Texas MBA Investment Fund.

Brodie L. Cobb (age 41) 3
Mr. Cobb has served as a Director since 1999. He is the founder and Managing Director of San Francisco-based Presidio Strategies, a specialty investment bank focusing on mergers and acquisitions, private financings and wealth management, where he has served from 1997 to present. Mr. Cobb’s previous experience includes serving as a Vice President at NationsBanc Montgomery Securities from 1995 to 1997 and as an associate at C.S. First Boston from 1992 to 1995.

J. Jan Collmer (age 67) 2
Mr. Collmer has been a Director since 1994. He is the founder of High Voltage Power Systems, Inc. (formerly Collmer Semiconductor, Inc.), an importer, marketer and manufacturer of industrial electronic components and systems, where he has been President since 1979. Prior to founding Collmer Semiconductor, Inc., Mr. Collmer served in various engineering and executive positions with Varo, Inc., a defense electronics firm. He currently serves on the Texas Aerospace Commission and as trustee for the University of Dallas.

Ronald W. Haddock (age 61) 3
Mr. Haddock was elected Director in March 2002. He served as President and Chief Executive Officer of FINA, Inc. from 1989 until his retirement in 2000. Mr. Haddock joined FINA in 1986 as Executive Vice President and Chief Operating Officer and was subsequently elected to its board of directors in 1987. Prior to joining FINA, he held various executive and managerial positions with Exxon Corporation, including Executive Assistant to the Chairman. Mr. Haddock was elected to the board of directors of Enron Corporation in July 2002. He serves as Chairman of the Board of Trinity Industries S-Ventures Group, SepraDyne and Alon Real Estate USA. Additionally, Mr. Haddock serves on the boards of directors of Alon Energy USA, Townsend-Tarnell, Probex Corp. and The Adea Group.

R. Jan LeCroy (age 71) 2
Mr. LeCroy has served as Director since 1997. He is the Past President of the Dallas Citizens Council, a non-profit organization whose members are the Chief Executive Officers of the 250 largest corporations in the Dallas metropolitan area and whose mission is to improve the quality of life and economic viability of the community. Mr. LeCroy has over twenty years experience in various leadership assignments in the community college field, including seven years as Chancellor of the Dallas County Community College District, the largest undergraduate institution in the State of Texas. In 1995, he was appointed by Texas Governor George Bush as one of six commissioners on the Education Commission of the States, which advocates education policy for kindergarten through graduate school for the nation. Mr. LeCroy currently serves on the board of directors of the Conseco Funds Group, a mutual fund company.

Frederick R. Meyer (age 74) 3
Mr. Meyer has been a Director since 1991. Since 1985, Mr. Meyer has been Chairman of the Board of Aladdin Industries, LLC, a diversified company principally engaged in the manufacture of thermosware, foam insulated mugs and related products. He also served Aladdin Industries LLC as President and CEO from 1987 to 1994 and again from 1995 to January 1999. Mr. Meyer was also President and Chief Operating Officer of Tyler Corporation, a diversified manufacturing corporation, from 1983 to 1986 and a consultant to Tyler Corporation from 1986 to 1989. He is currently a director of Palm Harbor Homes, Inc., a manufactured home builder, and Westwood Holding Group, Inc., an asset management company.

Jon L. Mosle, Jr. (age 73) 2
Mr. Mosle became a Director in 1991. Mr. Mosle was the Director of Private Capital Management for Ameritrust Texas Corporation from 1984 to 1992. From 1954 to 1984, he was affiliated with Rotan Mosle, Inc., a regional NYSE member firm, which was acquired by PaineWebber Incorporated in 1983. Mr. Mosle’s experience at Rotan Mosle, Inc. included supervisory responsibility for both over-the-counter trading and municipal departments, as well as participating in corporate finance activities. He served as Branch Manager, Regional Manager, Vice Chairman of the Board and member of Rotan Mosle, Inc.’s Operating Committee. He is currently a director of Westwood Holdings Group, Inc.

1   Executive Committee
2   Audit Committee
3   Compensation Committee

Compensation of Directors
We changed our director compensation package in February 2002. Members of the Board who are non-employee directors receive an annual retainer of $12,000 paid on a quarterly basis, $1,000 for attendance at regular quarterly Board meetings and $500 for attendance at special Board meetings and committee meetings. Committee chairmen receive $750 per committee meeting. Additionally, each non-employee director is entitled to an annual $5,000 matching contribution to the charity of their choice. Previously, we paid non-employee directors a fee of $1,500 per quarter plus $500 for each regular quarterly Board meeting they attended. We also reimburse directors for expenses relating to attendance at meetings.

Additionally, we paid Mr. Meyer $50,000 for services rendered during the time period that the Chairman of the Board was serving as our CEO in fiscal 2002, including services rendered in connection with the spin-off of Westwood Holdings Group, Inc.

On November 7, 2001, we awarded each of Messrs. Cobb, Collmer, LeCroy, Meyer and Mosle 2,458 stock options with an exercise price of $15.78 under the terms of the SWS Group, Inc. Stock Option Plan. Upon his election to the Board on March 6, 2002, we awarded Mr. Haddock 2,458 stock options with an exercise price of $17.10. All non-employee director options have a five-year term and become fully vested six months after the date of grant. The number of stock options originally granted, as well as the options’ exercise price, has been adjusted to reflect the spin-off of Westwood Holdings Group, Inc. on June 28, 2002.

Board and Committee Meetings and Attendance
We manage our business under the direction of our Board of Directors. Our Board meets quarterly during the year to review significant developments and to act on matters requiring Board approval. The Board held four regularly scheduled meetings and six special meetings during fiscal year 2002. Each director attended at least three-quarters of the meetings.

The Board has established several committees to devote attention to specific subjects and to assist the Board in discharging its responsibilities, including an Executive Committee, a Compensation Committee and an Audit Committee. We do not have a nominating committee; the entire Board is responsible for selecting nominees for election as directors.

Executive Committee. The Executive Committee has the authority, between meetings of the Board, to take all actions with respect to the management of our business that require action by the Board, except with respect to certain specified matters that by law must be approved by the entire Board. The Executive Committee did not meet in fiscal 2002.

Compensation Committee. The Compensation Committee, which is comprised of three non-employee directors, determines the salaries of our executive officers, assists in determining the salaries of other personnel, administers the grant of awards under our stock option plans and performs other similar functions. The Compensation Committee held two meetings during fiscal year 2002. All committee members were present at each meeting.

Audit Committee. The Audit Committee is comprised of three non-employee directors and is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the independent accountants our accounting practices and policies, (iii) reviewing with the independent accountants their final report, (iv) reviewing with internal auditors and independent accountants overall accounting and financial controls, and (v) being available to the independent accountants during the year for consultation purposes. The Audit Committee held six meetings during fiscal year 2002; all committee members were present at five of the meetings and two members were present at the other meeting.

Recommendation of the Board
The Board recommends that stockholders vote “FOR” the nominees listed above.

PROPOSAL TWO

STOCKHOLDER PROPOSAL REGARDING
THE EXPENSING OF EXECUTIVE COMPENSATION,
INCLUDING EXECUTIVE STOCK OPTIONS

The Sheet Metal Workers’ National Pension Fund, Edward F. Carlough Plaza, 601 North Fairfax Street, Suite 500, Alexandria, Virginia 22314-2075, a shareholder of 3,630 shares of our common stock, has submitted the following resolution for adoption at our annual meeting, as follows:

Stockholder Resolution

“Resolved, that the shareholders of SWS Group, Inc. (“Company”) hereby request that the Company forego the use of any form of executive compensation, including executive stock options, unless the cost of such compensation is reflected as an expense on the Company’s annual income statement.

“Statement of Support: Stock options are an important component of our company’s overall executive compensation program. The grant of stock options is designed to provide positive incentives for executives to focus on the creation of long-term corporate value. The increasing use of stock options at a time of growing investor skepticism of the accuracy and transparency of corporate financial reporting has prompted an intense public debate on the appropriate accounting treatment for stock options. Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (see Financial Accounting Standards Board Statement 123). Nearly all companies, including our company, opt to report the calculated cost of company stock options as a footnote in the corporate annual report. Thus the option costs are not included in the determination of the companies’ operating income. We believe that including the estimated costs of stock option grants in company income statements would more accurately reflect a company’s operational earnings.

“A Standards and Poor’s (“S&P”) recent report entitled “Measures of Corporate Earnings” (Revised May 14, 2002) sets out a new formula for more accurately calculating the after-tax earnings generated from a corporation’s principal business or businesses. S&P’s call for a more accurate “core earnings” calculation of corporate operational earnings was prompted in large measure by investor concerns about transparency, accuracy and reliability of corporate financial reporting. One of the key reporting items that the S&P’s report examined was the accounting treatment of stock option grants. The compelling logic advanced by S&P’s for including stock option costs in earnings statements is that these stock grants are components of executive compensation plans, and like other compensation components, such as salaries, cash bonuses and other employee benefits, should be included as expenses in the calculation of operational earnings. S&P’s research indicated that the expensing of option grant costs would have lowered operational earnings at companies by as much as 10% in 2000.

“We believe the failure to treat stock option grant costs as expenses on corporate income statements can misrepresent the level of profits at a company. We believe that the failure to expense executive stock option costs can result in a “no-cost” executive compensation mentality that can promote the excessive use of stock options.

“We believe that expensing of stock option costs would help promote more modest and appropriate use of stock options in executive compensation plans. Like S&P and many other investors, we believe that investors are entitled to and need an accurate picture of company operational earnings and the true cost of executive compensation programs. We urge your support of this important reform designed to improve corporate financial reporting.”

Response of the Board
The Board opposes this proposal.

The Board and management understand and share investors’ need for a conservative and accurate picture of our operational earnings and the true cost of executive compensation programs. At the same time, we believe that investors have an equally compelling need for financial statements that allow accurate comparisons between companies of similar size or industry.

Current accounting rules give companies the choice of accounting for stock options using the intrinsic value method of accounting, which generally results in no expense for stock option awards, or the fair value method of accounting, which generally results in expense recognition. Accounting rules further require that the impact of the fair value method of accounting be disclosed in the footnotes to the financial statements if the intrinsic value method is used.

We account for employee stock-based compensation, including stock options, using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” The “intrinsic value” of the option is the amount by which the quoted market price of the stock exceeds the exercise price of the option on the date of grant. Historically, our option awards have had zero intrinsic value on the date of grant as the exercise price is set to be equal to the market price of the stock on that date.

The fair value method, prescribed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock Compensation,” (“SFAS No. 123”) computes compensation expense based on the fair value of the option at the date of grant. “Fair value” is determined using an option-pricing model that takes into account various factors in estimating value. However, no single methodology is mandated for computing fair value and the provisions of SFAS No. 123 related to the fair value calculation are subject to wide interpretation which can have a material impact on the calculation of expense. As reflected in note 18 of the notes to our consolidated financial statements, use of the fair value method of accounting would have had an impact of 11 cents per share of our common stock in fiscal 2002.

We believe it is generally in the best interest of shareholders to follow the most widely used industry practice when given a choice under accounting rules. While several major U.S. companies have announced plans to change their method of accounting for employee stock options to the fair value method and reflect an estimated value of stock options as an expense on their income statements, it is still unclear if this practice will become standard. Additionally, the transition provisions for changing to the fair value method are currently under review by the Financial Accounting Standards Board (“FASB”). The FASB has also announced its intent to monitor carefully public response to the International Accounting Standards proposal for expensing stock options. Based on this response, the FASB will determine whether or not to re-evaluate the provisions of SFAS No. 123. The additional study by the FASB could provide more information on appropriate ranges for the assumptions impacting the calculation of fair value.

In the interim, we believe that the uncertainties associated with a current adoption of SFAS No. 123 may lead to financial statements that are not comparable. Consequently, the Board has determined that the intrinsic value method is the preferable choice, both because it is currently the most widely used standard and because it provides complete information to evaluate the company with or without the inclusion of stock options as an expense. While the face of the income statement does not include an expense for options under this method, the impact of the potential expense is clearly disclosed in the notes to the consolidated financial statements giving the investor a clear understanding of the impact of options on our earnings.

We instituted an employee stock option plan in 1996. Outstanding option grants to executives and directors under the plan represent 2.6% of the current outstanding shares of our common stock. We periodically review compensation plans for all employees, including our executives. Consistent with this process, a compensation consultant is currently reviewing employee compensation programs, including executive compensation and our use of stock options. The Board is prepared to make changes to our executive compensation program based on this review.

The Board is also prepared to monitor our industry peer group as well as the S&P Small Cap 600, or comparable group, of public companies to ensure that we are producing financial information that is comparable to these groups. The Board intends to monitor the FASB’s continued actions on this accounting methodology closely. Once the accounting rules clearly define the transition provisions and valuation methodology for this accounting change, the Board will reconsider our accounting policy.

We share the desire to have conservative, comparable and accurate accounting policies implemented in a prudent manner with full and complete information as it pertains to this issue. We believe the best way to accomplish this objective at this time is to retain the current accounting policy with respect to stock options and await consensus.

Recommendation of the Board
The Board recommends that the stockholders vote “AGAINST” this proposal.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock as of August 30, 2002 by (i) each person known to us to own beneficially more than 5% of the common stock, (ii) each of our directors and named executive officers, and (iii) all directors and executive officers of as a group.

Shares Beneficially Owned [1,2]	Number	Percent
Don A. Buchholz [3] 1201 Elm Street, Suite 3500, Dallas, TX 75270	1,655,957	9.7%
Buchholz Arlington Banshares, Ltd. [4] 1201 Elm Street, Suite 3500, Dallas, TX 75270	999,247	5.9%
Buchholz Family Holdings, Ltd. [5] 1201 Elm Street, Suite 3500, Dallas, TX 75270	550,000	3.2%
Martin J. Whitman [6] 767 Third Avenue, New York, NY 10017-2023	1,947,454	11.4%
EQSF Advisers, Inc. [7] 767 Third Avenue, New York, NY 10017-2023	1,823,450	10.7%
Cobb Partners [8] 1201 Elm Street, Suite 3500, Dallas, TX 75270	708,389	4.2%
Brodie L. Cobb [9] 832 Sansome Street, First Floor, San Francisco, CA 94111	719,797	4.2%
David Glatstein [10]	27,653	*
Kenneth R. Hanks [11]	36,328	*
Donald W. Hultgren [12]	7,327	*
Daniel R. Leland [13]	88,449	*
Richard H. Litton [14]	62,911	*
J. Jan Collmer [15]	36,481	*
Ronald W. Haddock [16]	2,458	*
R. Jan LeCroy [17]	16,174	*
Frederick R. Meyer [18]	92,514	*
Jon L. Mosle, Jr. [17]	32,804	*
All directors and executive officers as a group (18 persons) [19]	3,021,789	17.5%

*	Denotes less than 1% ownership

[1]
The rules of the Securities and Exchange Commission (“SEC”) provide that, for the purposes of this proxy statement, a person is considered the “beneficial owner” of shares with respect to which the person, directly or indirectly, has or shares the voting or investment power, irrespective of his economic interest in the shares. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed, subject to community property laws.

[2]
Based on 17,024,878 shares outstanding on August 30, 2002. Shares of common stock subject to options that are exercisable within 60 days of August 30, 2002 are deemed beneficially owned by the person holding such options for purposes of calculating the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

[3]
Includes 999,247 shares held by Buchholz Arlington Banshares, Ltd and 550,000 shares owned by Buchholz Family Holdings, Ltd. Excludes 64,409 shares held by Buchholz Investments, which is a general partnership, the partners of which are Don A. Buchholz, his wife, adult son and adult daughter. Pursuant to the terms of the partnership agreement governing Buchholz Investments, Don A. Buchholz’s adult son has voting power and investment power with regard to the shares owned by the partnership. The partnership agreement also provides that any partner may withdraw from the partnership upon 30 days’ notice and, unless the partnership is liquidated, that partner shall receive the value of his or her capital account. Don A. Buchholz and his wife own one-third of Buchholz Investments.

[4]
Buchholz Arlington Banshares, Ltd., is a limited partnership, the partners of which are Don A. Buchholz, his adult son and adult daughter, and various Buchholz family trusts. Pursuant to the terms of the partnership agreement governing Buchholz Arlington Banshares, Ltd., Don A. Buchholz is general partner and has sole investment power. The partnership agreement further provides that any partner may withdraw from the partnership only upon unanimous agreement of all the partners. Excludes shares directly held by individual partners. Don A. Buchholz owns 1% of Buchholz Arlington Banshares, Ltd.

[5]
Buchholz Family Holdings, Ltd., is a limited partnership, the partners of which are Don A. Buchholz and his wife, his adult son and adult daughter and the Buchholz Family Trust. Pursuant to the terms of the partnership agreement governing Buchholz Family Holdings, Ltd., Buchholz Family Management Company, LLC is general partner and owns 1% of Buchholz Family Holdings, Ltd. Don A. Buchholz and his wife own 100% of Buchholz Family Management Company, LLC and have sole investment power. The partnership agreement further provides that any partner may withdraw from the partnership only upon unanimous agreement of all the partners. Excludes shares directly held by individual partners.

[6]
Based on a Schedule 13G filing made with the SEC on July 10, 2002. Includes 1,823,450 shares owned by EQSF Advisers, Inc. and 124,004 shares owned by M.J. Whitman Advisers, Inc., both of which are controlled by Martin J. Whitman. Mr. Whitman is Chief Executive Officer of both EQSF Advisers, Inc. and M.J. Whitman Advisers, Inc. Mr. Whitman disclaims beneficial ownership of all shares.

[7]
Based on a Schedule 13G filing made with the SEC on July 10, 2002. Includes 1,823,450 shares owned by EQSF Advisers, Inc. which is controlled by Martin J. Whitman. Mr. Whitman is Chief Executive Officer of EQSF Advisers, Inc. Mr. Whitman disclaims beneficial ownership of all shares.

[8]
Cobb Partners is a general partnership, the partners of which are Brodie L. Cobb and certain of his family members. Mr. Cobb is the managing partner of the partnership and has sole voting and investment power with regard to the shares owned by the partnership.

[9]	Includes 708,389 shares held by Cobb Partners. Also includes 11,408 shares of common stock issuable upon exercise of stock options.

[10]	Includes 27,653 shares of common stock issuable upon exercise of stock options.

[11]	Includes 22,798 shares of common stock issuable upon exercise of stock options.

[12]	Includes 1,271 shares of common stock issuable upon exercise of stock options.

[13]	Includes 26,813 shares of common stock issuable upon exercise of stock options.

[14]	Includes 21,810 shares of common stock issuable upon exercise of stock options.

[15]	Includes 9,337 shares owned by High Voltage Power Systems, Inc. which is 90% owned by Mr. Collmer. Also includes 14,843 shares of common stock issuable upon exercise of stock options.

[16]	Includes 2,458 shares of common stock issuable upon exercise of stock options.

[17]	Includes 14,843 shares of common stock issuable upon exercise of stock options.

[18]	Includes 8,136 shares of common stock issuable upon exercise of stock options.

[19]
Includes the information in the notes above. In addition, includes 127,482 shares of common stock owned by our other executive officers not listed in the above table, including 115,454 shares of common stock issuable upon exercise of stock options to those executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC require our executive officers and directors and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of ownership and monthly transactions reports covering any changes in ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with all such reports they file.

Based solely on our review of the copies of such reports that we have received and written representations that no other reports were required for such persons, we believe that all filing requirements applicable to our executive officers, directors and owners of more than 10% of our common stock were complied with, except that former executive David Glatstein was late in filing his Statement of Changes in Beneficial Ownership on Form 4 reflecting the exercise of options and the subsequent sale of all of his shares.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth information concerning the compensation during each our last three fiscal years of each person serving as the chief executive officer during the last fiscal year and our other four most highly compensated executive officers:

	Annual Compensation				Long Term Compensation Awards

Name and Principal Position	Fiscal Year ended the last Friday of June	Salary ($)	Bonus ($)	Other Annual Compensa-tion ($)	Securities Underlying Options (#)1	All Other Compensa- tion ($)2

Don A. Buchholz Chief Executive Officer (Served as CEO from January 2002 until August 2002)	2002 2001 2000	252,000 — —	— — —	— — —	— — —	750 — —

David Glatstein [3] President & Chief Executive Officer (Retired in December 2001)	2002 2001 2000	300,000 600,000 600,000	— — 600,000	— — —	12,293 13,522 14,131	597,343 15,300 19,200

Kenneth R. Hanks Executive Vice President & Chief Operating Officer (Elected Chief Financial Officer in August 2002)	2002 2001 2000	400,000 400,000 150,000	— — 350,000	— — —	7,375 6,761 6,693	19,850 30,000 22,200

Donald W. Hultgren Executive Vice President (Elected Chief Executive Officer in August 2002)	2002 2001 2000	200,000 — —	195,000 — —	— — —	— — —	19,850 — —

Daniel R. Leland [4] Executive Vice President	2002 2001 2000	400,000 400,000 182,756	590,000 — 1,055,303	— — —	11,063 6,761 7,437	19,850 30,000 23,323

Richard Litton [5] Executive Vice President	2002 2001 2000	200,000 200,000 150,000	231,234 147,158 187,754	— — —	4,917 5,409 5,949	19,850 30,000 22,200

[1]	Adjusted for ten percent stock dividends effective August 1, 2000 and August 1, 2001, as well as for the spin-off of Westwood Holdings Group, Inc. on June 28, 2002.
[2]
Consists of our profit sharing contributions and our 401(k) matching contributions to our Profit Sharing/401(k) Plan, as well as a contribution from the Money Purchase Plan. There was no profit sharing contribution in fiscal 2002.

[3]
Mr. Glatstein’s “all other compensation” in fiscal 2002 includes $296,493 realized from the exercise of stock options, $300,000 for consulting services in accordance with his severance agreement and $850 from the Money Purchase Plan.

[4]	Mr. Leland’s 2000 salary and bonus was derived as a percentage of fees and commissions he directed to our company.
[5]	Mr. Litton’s bonus was derived as a percentage of revenue he directed to our company in all years presented.

Incentive Stock Options
We made the following stock option grants to our named executive officers in fiscal 2002:

Option Grants in Last Fiscal Year

	Individual Grants [1]				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for the Option Term (10 Years) [3]
Name	Number of Securities Underlying Options Granted [2]	% of Total Options Granted to Employees in Fiscal 2002	Exercise or Base Price Per Share [2]	Expiration Date
					5%	10%

Don A. Buchholz	—	—	—	—	—	—
David Glatstein [4]	12,293	2.6%	$15.45	9/10/2011	$119,425	$302,646
Kenneth R. Hanks	7,375	1.6%	$15.45	9/10/2011	$71,647	$181,568
Donald W. Hultgren	—	—	—	—	—	—
Daniel R. Leland	11,063	2.4%	$15.45	9/10/2011	$107,476	$272,364
Richard H. Litton	4,917	1.1%	$15.45	9/10/2011	$47,768	$121,053

[1]	All of these options are non-qualified and were granted on September 10, 2001. The options vest in 25% increments over four years and have a ten year life.
[2]	Adjusted for the spin-off of Westwood Holdings Group, Inc. on June 28, 2002.
[3]	Potential realized values represent the future value, net of exercise price, of the options granted if our stock was to appreciate 5% and 10% during each of the awards’ ten year life.
[4]	Under the terms of Mr. Glatstein’s severance agreement, his options became fully vested on December 31, 2001, and the options retained their ten year life.

The following table provides information with respect to the named executive officers concerning the exercise of options during fiscal 2002 and the value of options held as of June 28, 2002:

Aggregate Option Exercises in the Last Fiscal Year
and Fiscal Year End Option Values

	Option Exercises During Fiscal 2002		Number of Securities Underlying Unexercised Options at June 28, 2002 [1]		Value of Unexercised In-the-Money Options at June 28, 2002 [2]
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable

Don A. Buchholz	—	$—	—	—	$—	$—
David Glatstein [3]	42,475	$306,236	27,653	—	$—	$—
Kenneth R. Hanks	—	$—	15,955	17,429	$30,680	$9,580
Donald W. Hultgren	—	$—	933	1,906	$—	$—
Daniel R. Leland	—	$—	18,657	21,694	$36,646	$12,197
Richard H. Litton	—	$—	16,105	13,585	$32,580	$8,321

[1]	Adjusted for the spin-off of Westwood Holdings Group, Inc. on June 28, 2002.
[2]
Based on market price of $15.96, which was the closing price of our common stock on the New York Stock Exchange on the last day of the 2002 fiscal year adjusted for the spin-off of Westwood Holdings Group, Inc. on that day.

[3]	Under the terms of Mr. Glatstein’s severance agreement, his options became fully vested on December 31, 2001, and the options retained their ten year life.

Stock Option Plans.    We have two stock option plans, the SWS Group, Inc. Stock Option Plan (the “1996 Plan”), and the SWS Group, Inc. 1997 Stock Option Plan (the “1997 Plan”). The 1996 Plan reserves shares of our common stock for issuance to our eligible employees, as well as to non-employee members of the Board of Directors. The 1997 Plan reserves shares of our common stock for eligible employees or potential employees. Officers and directors are not eligible to receive options under the 1997 Plan. Options granted under the 1996 and 1997 Plans have a maximum ten-year term. Generally, options granted under the 1996 Plan have a four year vesting schedule and options granted under the 1997 Plan have a five year vesting schedule. Options granted to non-employee directors under the 1996 Plan are fully vested six months after grant and have a five-year term. The 1996 Plan was approved by our stockholders, while the 1997 Plan was not.

The following table sets forth certain information concerning all equity compensation plans previously approved by the stockholders and all equity compensation plans not previously approved by the stockholders as of June 28, 2002. Options and exercise prices have been adjusted to reflect certain stock dividends and the spin-off of the Westwood Holdings Group, Inc.

	Equity Compensation Plan Information as of June 28, 2002
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	1,601,476	$19.16	2,626,178
Equity compensation plans not approved by stockholders	86,700	$19.15	163,427

	1,688,176	$19.16	2,789,605

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

In fiscal 2002, the Compensation Committee of the Board determined our executive compensation. The Compensation Committee is comprised of three non-employee directors. Frederick R. Meyer serves as Chairman of the Compensation Committee. Decisions by the Compensation Committee are reviewed by the Board. The Compensation Committee establishes our general compensation philosophy as well as our specific compensation program on behalf of the Board, determines the compensation of the Chief Executive Officer and approves the compensation of other executive officers.

The following report is submitted by Messrs. Cobb, Haddock and Meyer (Chairman) in their capacity as members of the Compensation Committee addressing our compensation policies for fiscal 2002 in general and as they affected our executive officers, including our named executive officers. Our officers are collectively referred to in this section as “executive officers.”

Compensation Philosophy

Our general compensation philosophy, as well as our specific compensation program, is intended to support and reinforce growth in stockholder value. Our executive officer compensation program is designed to reward the individuals based on consideration of a combination of company, business unit and individual results. Specifically, the Compensation Committee seeks to achieve the following objectives:

•	To attract, motivate and retain highly qualified executive officers through a competitive total compensation program;

•	To encourage executive officers to purchase and hold significant amounts of our stock; and

•	To ensure that a substantial portion of executive officer compensation be tied to the achievement of our financial and strategic objectives and to the financial results of individual business units.

Salaries.    The first component of our executive officer compensation program is cash compensation in the form of base salaries. Base salaries are set to be competitive within the securities industry and our geographic location. The base salary amounts are reviewed annually and are adjusted in light of the individual executive’s performance and economic conditions.

Bonuses.    The second component of our executive officer compensation program consists of cash bonuses based on our fiscal year operating results and the individual executive officer’s contribution for the year. Our incentive compensation program provides for a bonus pool, determined annually, based on our return on equity. Allocation of the bonus pool to individual executive officers is determined using objective measures of business unit performance as well as subjective measures of the executive officer’s contribution to our financial and strategic objectives. If awarded, bonuses are paid early in the following fiscal year. The Compensation Committee believes that basing a portion of an executive officer’s compensation on performance motivates the executive to perform at the highest possible level.

•
Deferred Compensation Plan.    Working in tandem with our annual bonus program is our Deferred Compensation Plan, which was adopted by the Board in July 1999. This plan was created in order to increase retention of executive officers and senior management as well as to increase stock ownership among participants in the plan. Under the terms, the plan allows the employee to defer a certain portion of each bonus and to invest such amounts in various investment alternatives including our common stock. We match a percentage of the deferrals, and the matching contribution vests ratably over four years. The Compensation Committee believes that programs such as the Deferred Compensation Plan will further align the executive officers’ long-term financial and strategic interests with those of our stockholders.

Long-Term Incentive Compensation.    The third component of our executive officer compensation program is long-term incentive compensation. This is comprised of the following components:

•
Stock Option Plans.    In general, our option grants have a ten-year term and have an exercise price equal to the fair market value per share of common stock on the day prior to the date of the grant. These options vest ratably over four years. The number of option shares granted is based on each executive officer’s total cash compensation for the preceding year as well as the individual’s contribution to our financial performance and strategic initiatives. The Compensation Committee believes that stock options provide an incentive to achieve our long-term strategic goals by aligning the financial interests of the executive officers with those of our stockholders.

•
Profit Sharing/401(k) Plan.    We have a defined contribution Profit Sharing/401(k) Plan to provide certain retirement benefits. This plan covers substantially all of our employees. Amounts contributed to employees are based on gross compensation subject to IRS limitations. The profit sharing contributions are dependent on our company’s profits, and vest over six years. We also provide 401(k) matching contributions of up to 4% of eligible compensation, which vest immediately.

•
Money Purchase Plan.    In January 2000, we implemented the Money Purchase Plan covering substantially all employees. Due to subsequent changes in laws governing employees benefit plans, this plan became unnecessary and was terminated in fiscal 2002.

Severance Agreement with Former Chief Executive Officer
Mr. Glatstein retired on December 31, 2001. Under the terms of his severance agreement, we are obligated to pay Mr. Glatstein $50,000 per month through August 15, 2003 for consulting services. Additionally, Mr. Glatstein’s stock options became fully vested as of his termination date, and the stock options retained their ten year term. Mr. Glatstein’s severance agreement also obligates Mr. Glatstein to maintain confidentiality and limits Mr. Glatstein’s ability to compete with us.

Chief Executive Officer’s Compensation
Subsequent to Mr. Glatstein’s departure, Mr. Buchholz became our interim chief executive officer. His annual salary was increased to $500,000, commensurate with his increased responsibilities as chief executive officer. In August 2002, the Board elected Mr. Hultgren to be our chief executive officer, awarding him a bonus of $195,000 and increasing his base salary to $500,000.

In keeping with the general compensation philosophy outlined above, our chief executive officer’s base salary was established to place emphasis on incentive compensation while remaining competitive with others in our industry. The Compensation Committee also reviewed measures of individual performance to determine the bonus portion of his annual compensation. Our chief executive officer is subject to the same profit sharing plan as the other executive officers and employees. The Compensation Committee believes that the total compensation package is commensurate with the compensation paid to the chief executive officers of corporations in similar lines of business after adjustment to compensate for differences in the size, business mix and geographic area of the companies reviewed.

Internal Revenue Code Section 162(m) Compliance
Section 162(m) of the Internal Revenue Code, enacted in 1993, limits our ability to deduct the cost of certain annual compensation in excess of $1,000,000 paid to individuals required to be named in the summary compensation table in proxy statements of public companies. This limitation did not result in the loss of any significant portion of the potential tax deduction to us for its fiscal year ended June 28, 2002. However, the Compensation Committee believes it is important to balance the effectiveness of executive compensation plans with the materiality of potentially reduced tax deductions. Accordingly, the Compensation Committee may authorize payments that may not be fully deductible if the Compensation Committee believes it is in our interest to do so.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF OUR BOARD OF DIRECTORS

Frederick R. Meyer, Chairman
Brodie L. Cobb
Ronald W. Haddock

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, our Audit Committee submits the following report:

Our Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee is composed of three independent directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee acts under a written charter adopted and approved by the Board. A copy of the charter is attached to this proxy statement as Appendix A.

Management is responsible for our internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as our independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with our management, our internal audit personnel and the independent accountants regarding the following:

•	The plan for, and the independent accountants’ report on, each audit of our financial statements;

•	Regulatory matters that may have a material impact on our financial statements and our compliance policies; and

•	The appropriateness of our accounting policies, changes in accounting principles and their impact on the financial statements.

Change of Independent Accountants

On December 14, 2001 our Board of Directors, upon recommendation from the Audit Committee, approved the engagement of PricewaterhouseCoopers LLP as our independent accountants for the year ending June 28, 2002, replacing the firm of KPMG LLP.

KPMG’s reports on our consolidated financial statements as of and for the years ending June 29, 2001 and June 30, 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits our consolidated financial statements as of and for the years ended June 29, 2001 and June 30, 2000, and in the subsequent interim period through December 14, 2001, we had no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the matter in their report.

Review of 2002 Financial Statements

The Audit Committee met with management to review and discuss the June 28, 2002 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants their firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended June 28, 2002, filed with the SEC.

Fees Paid to Independent Accountants

Audit Fees. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual consolidated financial statements as of and for the year ended June 28, 2002 and the reviews of the consolidated financial statements included in our December 31, 2001 and March 28, 2002 quarterly reports on Form 10-Q were $160,000. Fees for the regulatory audits of our broker/dealer and banking subsidiaries as of and for the year ended June 28, 2002 were $105,000.

Additionally, we paid KPMG LLP $9,000 for their review of the consolidated financial statements included in our quarterly report on Form 10-Q as of September 24, 2001. We also paid KPMG LLP $28,000 for services related to our annual consolidated financial statements as of and for the year ended June 28, 2002.

Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP did not provide information systems design and implementations services to us during fiscal 2002.

All Other Fees. The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to the financial statement audit services, rendered by PricewaterhouseCoopers LLP during the year ended June 28, 2002, were $62,000. These other services consisted of tax services, an information technology general controls review and audits of employee benefit plans. We also paid KPMG LLP $9,250 for services rendered in the first quarter of fiscal 2002 related to tax and accounting consulting services.

Consideration of Non-Audit Services Provided by the Independent Accountant

The Audit Committee has considered whether the services provided under the non-audit services are compatible with maintaining the auditor’s independence.

Fiscal 2003 Audit

PricewaterhouseCoopers has been approved by the Board of Directors, upon recommendation from the Audit Committee, as our independent accountants for the year ending June 27, 2003.

SUBMITTED BY THE AUDIT COMMITTEE
OF OUR BOARD OF DIRECTORS

Jon L. Mosle, Jr., Chairman
J. Jan Collmer
R. Jan LeCroy

PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return on our common stock for 60 months from June 1997 through its latest fiscal year-end in June 2002, with the cumulative total return of the Wilshire 5000 Index and the Nasdaq Financial Index over the same period. The graph depicts the results of investing $100 in our Common Stock, the Wilshire 5000 Index and the Nasdaq Financial Index in June 1997, including reinvestment of dividends.

	Cumulative Total Return
	6/97	6/98	6/99	6/00	6/01	6/02
SWS Group, Inc.	100	128	433	250	155	165
Wilshire 5000	100	129	154	169	143	119
Nasdaq Financial Index	100	130	134	106	142	160

INDEPENDENT ACCOUNTANTS

Representatives of PricewaterhouseCoopers LLP, our independent accountants, are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

If you would like to submit a proposal for inclusion in the proxy materials to be distributed in connection with our 2003 annual meeting, you must do so not later than June 9, 2003. To be eligible for inclusion in our 2003 proxy materials, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act. If you intend to submit a proposal from the floor during next year’s annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must provide us with written notice no later than August 23, 2003. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2003 annual meeting.

OTHER MATTERS

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the annual meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of SWS Group, Inc. and our stockholders.

If you would like a copy of our 2002 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, please send a written request to:

James R. Bowman, Vice President
SWS Group, Inc.
1201 Elm Street, Suite 3500
Dallas, Texas 75270
214-859-1800

In order to ensure timely delivery of the Form 10-K, we should receive your request for the document no later than five business days prior to the annual meeting.

You are urged to sign and return your proxy promptly in the enclosed envelope to make certain your shares will be voted at the annual meeting.

By Order of the Board of Directors,

/s/ Allen R. Tubb
Allen R. Tubb
Vice President, General Counsel and Secretary

October 7, 2002

Appendix A

SWS GROUP, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Membership and Meetings

1.
The Audit Committee of the Board of Directors of SWS Group, Inc. shall consist of at least three independent directors a majority of whom are unrelated. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that could interfere with the exercise of their independence from management and the Company. As determined by the Board of Directors, the members of the Audit Committee will be financially literate.

2.
The Audit Committee will meet quarterly and will have special meetings if and when required. The Audit Committee shall appoint its chairman who shall be an unrelated director. Company management, internal and independent auditors and the Company’s counsel may attend each meeting or portions thereof as required by the Audit Committee. The Chief Financial Officer of the Company shall attend all meetings of the Audit Committee, unless otherwise excused from all or part of such meeting.

3.
At all meetings of the Audit Committee every question shall be decided by a majority of the votes cast. In the event of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote. A quorum for a meeting of the Audit Committee shall be a majority of its members, and the rules for calling, holding, conducting and adjourning meetings shall be the same as those governing the Board of Directors. Minutes of all meetings shall be taken and the results, reviews undertaken and any associated recommendations shall be reported to the Board.

Responsibilities

The Audit Committee’s role is one of oversight whereas the Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The following functions shall be the key responsibilities of the Audit Committee in carrying out its oversight function.

1.
Provide an open avenue of communications between the internal and independent auditors and the Board of Directors, including private sessions with the internal and independent auditors, as the Committee may deem appropriate.

2.	Receive and review reports from Company management relating to the Company’s financial condition, and published financial statements.

3.
Receive and review reports from Company management and General Counsel relating to legal and regulatory matters that may have a material impact on the Company’s financial statements and Company compliance policies.

4.
Receive and review reports from internal auditors relating to major findings and recommendations from internal audits conducted Company-wide. Consult with and review reports from internal auditors relating to on-going monitoring programs including the Company’s Code of Business Conduct and compliance with policies of the Company.

5.
Inquire of Company management and independent auditors regarding the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

1

6.	Review the internal audit program in terms of scope of audits conducted or scheduled to be conducted.

7.	The Committee and Board shall be ultimately responsible for the selection, evaluation, and replacement of the independent auditors. The Committee will:

•	Recommend annually the appointment of the independent auditors to the Board for its approval and subsequent submission to the stockholders for ratification.

•
Determine the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company, including all non-audit services and fees.

•	Discuss with the independent auditors if any disclosed relationship or service could impact the auditors’ objectivity and independence.

•	Recommend that the Board take appropriate action in response to the auditors’ statement to ensure the independence of the independent auditors.

8.
Meet with independent auditors and review their report to the Committee including comments relating to the system and adequacy of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. The independent auditors are ultimately accountable to the Board and the Committee on all such matters.

9.	Review with the internal and independent auditors the coordination of their respective audit activities.

10.
Prepare a Report, for inclusion in the Company’s proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the Report whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report.

11.
Review and reassess the adequacy of the Audit Committee’s charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

Affirmed by the Board of Directors of SWS Group, Inc.
May 2, 2002

2

	SWS Group, Inc.	ANNUAL MEETING November 6, 2002

P R O X Y
The undersigned hereby (i) acknowledges receipt of the Notice dated October 7, 2002 of Annual Meeting of Stockholders of SWS Group, Inc. (the “Company”) to be held at the Adolphus Hotel located at 1321 Commerce Street, Dallas, Texas at noon Central time on Wednesday, November 6, 2002; and (ii) appoints Don A. Buchholz and Donald W. Hultgren, with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment thereof, and the undersigned directs that the shares represented by this proxy be voted as shown on the reverse side of this card.

Dated:________________________________________2002

(Sign Here)

(Print Name and Title, if applicable)

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. Please date, sign and mail this Proxy in the enclosed envelope. No postage is required.

	SWS Group, Inc.					ANNUAL MEETING November 6, 2002		Continued from other side
The shares represented by this Proxy, when properly executed, will be voted in the manner described herein by the above executing stockholder.

P R O X Y	1.	The election of the following persons to serve on the Board of Directors:					2.	A stockholder proposal regarding the expensing of executive compensation, including executive stock options. ☐ FOR ☐ AGAINST ☐ ABSTAIN
		Don A. Buchholz	☐	FOR	☐	WITHHOLD AUTHORITY
		Donald W. Hultgren	☐	FOR	☐	WITHHOLD AUTHORITY
		Brodie L. Cobb	☐	FOR	☐	WITHHOLD AUTHORITY
		J. Jan Collmer	☐	FOR	☐	WITHHOLD AUTHORITY	3.	In the discretion of the proxies on any other matter that may properly come before the meeting or any adjournment thereof. ☐ FOR ☐ AGAINST ☐ ABSTAIN
		Ronald W. Haddock	☐	FOR	☐	WITHHOLD AUTHORITY
		R. Jan LeCroy	☐	FOR	☐	WITHHOLD AUTHORITY
		Frederick R. Meyer	☐	FOR	☐	WITHHOLD AUTHORITY
		Jon L. Mosle, Jr.	☐	FOR	☐	WITHHOLD AUTHORITY

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS

The above signed stockholder hereby revokes any proxy or proxies heretofore given to vote or act with respect to such Common Stock and hereby ratifies and confirms all that the proxies appointed herein, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
☐ I PLAN TO ATTEND THE ANNUAL MEETING AND LUNCHEON